Exhibit 10.1

May 7, 2007

Laurus Master Fund, Ltd.

c/o Laurus Capital Management LLC

335 Madison Avenue, 10th Floor

New York, NY 10017

Gentlemen:

Pursuant to the terms of that certain Securities Purchase Agreement dated as of December 6, 2005 (the “Securities Purchase Agreement”), the Related Agreements (as such term is defined in the Securities Purchase Agreement), the Security Agreement dated as of April 25, 2006 (the “Security Agreement”), the Ancillary Agreements (as such term is defined in the Security Agreement), and any and all documents, instruments or agreements related thereto or executed in connection therewith, the undersigned is indebted to you in the sum of approximately $3,400,000 plus interest and costs and such obligations are secured by all or substantially all of the assets of the undersigned (the “Debt”). The undersigned further acknowledges that (i) it has defaulted in the payment of the Debt to you, (ii) there have occurred and are continuing certain other events of default under the aforementioned agreements and (iii) by your signature below, you are hereby accelerating the Debt and the entire amount of the Debt is currently due and owing. Because such events of default have occurred and are continuing and the undersigned in unable to pay the Debt to you, the undersigned herewith grants to you, as of the date hereof, all rights of possession in and to the collateral set forth on Exhibit 1 hereto (the “Collateral”), to be disposed of as you, in your best discretion, deem advisable, in accordance with Section 9-610 of the Uniform Commercial Code as enacted in the State of New York (the “UCC”), and for you to credit the net proceeds resulting from any sale or other disposition to the account of the undersigned with you in full satisfaction of the Debt, with the undersigned having no liability for any deficiency. The undersigned acknowledges and agrees that your disposition of Collateral shall be pursuant to Section 9-610 of the UCC and not Section 9-620 of the UCC.

This letter also serves as an authorization to any employee of the undersigned or any third party to grant you and/or your designee, and the undersigned hereby grants you and/or your designee, full and complete access to any premises where the Collateral is located to allow you to take possession of any such Collateral in order to enforce your rights against and collect from the net proceeds of your disposition of the Collateral the liability due to you from the undersigned.

This letter is subject to the terms of an escrow letter agreement dated May 7, 2007 among you , the undersigned and Path 1 Holdings Inc. and shall not be deemed effective unless and until released from escrow in accordance with the terms thereof.

The undersigned knowingly and intelligently waives any rights it may have to notice and a hearing before a court of competent jurisdiction and consents to your entry on the premises where the aforesaid Collateral is located for the purposes set forth herein.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Very truly yours,

PATH 1 NETWORK TECHNOLOGIES INC.

By________________________

Its________________________

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.

By________________________

Its________________________

STATE OF CALIFORNIA	)
}ss.:
COUNTY OF	)

On May __, 2007, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he is a __________________ of Path 1 Network Technologies Inc., the entity described in and which executed the foregoing instrument; and that he was duly authorized by such entity to do so on behalf of such entity.

Notary Public

STATE OF NEW YORK	)
}ss.:
COUNTY OF NEW YORK	)

On May __, 2007, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he is a __________________ of Laurus Master Fund, Ltd., the entity described in and which executed the foregoing instrument; and that he was duly authorized by such entity to do so on behalf of such entity.

Notary Public

EXHIBIT 1

COLLATERAL

All inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), transferable contract rights, general intangibles, chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by Path 1 Network Technologies Inc. (“Path 1”)), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which Path 1 has any right, title or interest, and all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor, in each case, in which Laurus Master Fund, Ltd. has been granted a security interest, but specifically excluding claims and proceeds under any directors and officers liability insurance, Path 1’s cash, accounts receivable, money, deposit accounts, corporate charter, qualifications to conduct business as a foreign corporation in any state, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and all other documents relating to corporate organization, maintenance or existence or Path 1.